SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 30, 2008 (April 24, 2008)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9663 Santa Monica Blvd., #959
Beverly Hills, California 90210
(Address of Principal Executive Offices) (Zip Code)
(310) 860-2501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 24, 2008, Tri-Isthmus Group, Inc., a Delaware corporation (the “Registrant”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), attached hereto as Exhibit 10.1, with RHA Anadarko, LLC (the “Parent”), an Oklahoma limited liability company and indirect subsidiary of the Registrant, SPMC Acquisition Company (the “Merger Sub”), an Oklahoma corporation and ultimate subsidiary of Rural Health Acquisition, LLC (“RHA”), Southern Plains Medical Center, Inc., an Oklahoma corporation (the “Target”), and thirteen shareholders of the Target (each a “Target Shareholder” and collectively, the “Target Shareholders”), each of which own two shares of Target. The parties anticipate that the closing of the transactions contemplated by the Merger Agreement will occur on May 1, 2008.
     Upon closing, the Merger Sub will be merged with and into the Target (the “Merger”), with the Target as the surviving corporation. In conjunction with the Merger, Registrant will contribute to RHA (i) 975,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) cash payment of $910,000, which stock and cash RHA will in turn contribute to Parent to capitalize the Merger Sub, and which will be used as merger consideration.
     Upon Closing, each share of the common stock of the Target (the “Target Common Stock”) outstanding immediately prior to Closing will be automatically cancelled and retired. In exchange for the cancellation of their shares of Target Common Stock, each Target Shareholder’s canceled certificates will represent the right to receive, in the aggregate, a total of (i) $100,000 (the “Cash Merger Consideration”) and (ii) 75,000 shares of Common Stock (the “Stock Merger Consideration”). Each share of the common stock of the Merger Sub issued and outstanding immediately prior to Closing will be automatically converted into and exchanged for one share of the common stock, par value $0.01 per share, of the Surviving Corporation.
     At Closing, each Target Shareholder will receive: (i) thirty percent (30%) of the aggregate Cash Merger Consideration that such Target Shareholder was entitled to receive, and (ii) a stock certificate representing twenty-five percent (25%) of the aggregate number of shares of Stock Merger Consideration that such Target Shareholder was entitled to receive. The remaining seventy percent (70%) of the Cash Merger Consideration (the “Deferred Cash Merger Consideration”), and the remaining seventy-five percent (75%) of the Stock Merger Consideration (the “Escrowed Common Stock”) will be escrowed in an account at Compass Bank (the “Escrow Agent”), as provided by the Merger Agreement and in accordance with the escrow agreement to be executed by the parties at closing (the “Escrow Agreement”).
     Subject to the terms of the Escrow Agreement, and provided that the relevant Target Shareholder is an Eligible Target Shareholder on the relevant distribution date: (i) ninety (90) days after Closing and at the end of each of the next eleven (11) ninety (90) day periods thereafter, the Escrow Agent shall distribute to each Eligible Target Shareholder one twelfth (1/12) of the total Deferred Cash Merger Consideration that such Eligible Target Shareholder is entitled to receive, and (ii) on each anniversary of the Closing, the Escrow Agent shall distribute to each Eligible Target Shareholder fifteen percent (15%) of the number of shares of Escrowed Common Stock that such Eligible Target Shareholder is entitled to receive under the terms of the Merger Agreement.
Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated April 24, 2008

*Pursuant to Item 601(b)(2) schedules and attachments have been omitted but will be provided to the Commission upon request.

EXHIBITS

Exhibit
Number	Description
10.1	Agreement and Plan of Merger, dated April 24, 2008

*Pursuant to Item 601(b)(2) schedules and attachments have been omitted but will be provided to the Commission upon request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.
Date: April 30, 2008	By:	/s/ Dennis Smith
Dennis Smith
Chief Financial Officer